Exhibit 10.22
SECOND AMENDMENT TO
ASSET PURCHASE AGREEMENT
     This Second Amendment to Asset Purchase Agreement (this “Amendment”), is entered into as of November 13th, 2006 by and between Cornerstone BioPharma, Inc., a Nevada corporation (“Cornerstone”), and Vintage Pharmaceuticals, LLC, a Delaware limited liability company (“Vintage”).
     WHEREAS: Cornerstone and Vintage have previously entered into that certain Asset Purchase Agreement dated as of July 20, 2004, as amended by that certain First Amendment to Asset Purchase Agreement dated as of May 20, 2005 (together, the “Agreement”).
     WHEREAS: Section 7.08 of the Agreement provides that Cornerstone must use “commercially reasonable efforts” to market, produce and sell the Products.
     WHEREAS: Cornerstone and Vintage wish to enter into this Amendment in order to amend Section 7.08 of the Agreement in order to redefine the term “commercially reasonable efforts”.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions herein contained, the parties hereto hereby agree as follows:
1.	Defined Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.
2.	Amendment of Section 7.08. Section 7.08 of the Asset Purchase Agreement shall be deleted in its entirely and replaced with the following:
          “7.08 Marketing of the Products.
     Cornerstone Agrees to use commercially reasonable efforts to market, promote and sell the Products. “Commercially reasonable efforts” shall include but not be limited to: (i) Cornerstone’s continued employment of a minimum of at least thirty (30) sales detail field representatives dedicated to the sale, promotion and marketing of the Products; (ii) Cornerstone’s continuous contractual relationship with one or more co-promotion partners pursuant to which such co-promotion partners will employ at least twenty (20) sales detail field representatives dedicated to the sale, promotion and marketing of the Products; (iii) Cornerstone’s use of the Marketing Materials and development and distribution of other promotional materials; and (iv) such other marketing and sales methods commonly utilized in the industry to actively market, promote and sell pharmaceutical products similar to the Products. Cornerstone shall have until, but no later than, January 1, 2007 to have a sales force in place that will satisfy the criteria specified in clauses (i) and (ii) above.”

3.	Effect of Amendment. Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect, unmodified in any way.
4.	Severability. Each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held lo be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama applicable to contracts executed and performed in such state, without giving effect to the conflicts of laws principles.
6.	Amendments. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by each Party.
7.	Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.
8.	Successors and Assigns. Except as otherwise expressly provided in this Amendment, the provisions hereof shall inure to the benefit of, and be binding upon, Cornerstone and Vintage and their respective successors and permitted assigns.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

CORNERSTONE: CORNERSTONE BIOPHARMA, INC., a Nevada corporation
By:	/s/ Craig A. Collard
Craig A. Collard, President

VINTAGE: VINTAGE PHARMACEUTICALS, LLC, a Delaware limited liability company
By:	/s/ Tom Young
Name: Tom Young
Title: CEO

(Second Amendment to Asset Purchase Agreement)